UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2015 root9B Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4521 Sharon Road, Suite 300 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 521-8077

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 28, 2015, root9B Technologies, Inc.  (the “Company”) entered into Note Extension Agreements (the “Note Extension Agreements”) with existing Noteholders of the Company (the “Noteholders”) who hold the Company’s 10% Convertible Notes (the “Notes”). Pursuant to the Note Extension Agreements, the Noteholders, the holders of Notes with an aggregate principal balance of One Million Six Hundred Thousand Dollars ($1,600,000) which mature between October 23, 2015 and November 21, 2015, agreed to extend the maturity date of the Notes to May 21, 2016. As consideration for agreeing to extend the maturity date of the Notes, the Company agreed to issue the Noteholders five (5) year common stock warrants (the “Warrants”) to purchase an aggregate of One Hundred Sixty Thousand (160,000) shares of the Company’s common stock at an exercise price of $1.12 per share.

The description of the Note Extension Agreements and the Warrants described in this Item 1.01 does not purport to be complete and are qualified in their entirety by reference to the form of Note Extension Agreement and the  Form of Warrant filed as Exhibits 10.1 and 4.1 respectively to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Form of Note Extension Agreement
4.1	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B TECHNOLOGIES, INC
/s/ Joseph J. Grano
Dated: October 30, 2015	By:	Joseph J. Grano
Chief Executive Officer